0 GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION Quarter Ended June 30, 2016 GOLUBCAPITALBDC.COM GBDC

1 DISCLAIMER Some of the statements in this presentation constitute forward - looking statements, which relate to future events or our future performance or financial condition. The forward - looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any , from the operations of our portfolio companies; general economic trends and other external factors; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock markets; the impact on our business of the Dodd - Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position. Such forward - looking statements may include statements preceded by , followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words . We have based the forward - looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward - looking statements and future results could differ materially from historical performance. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10 - K, quarterly reports on Form 10 - Q, current reports on Form 8 - K and registration statements on Form N - 2. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third - party service providers. We have not independently verified such statistics or data . In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction or projection of future results, and there can be no assurance that we will achieve similar results in the future.

2 SUMMARY OF QUARTERLY RESULTS Third Fiscal Quarter 2016 Highlights Net increase in net assets resulting from operations (i.e. net income) for the quarter ended June 30, 2016 was $18.3 million, or $0.35 per share, as compared to $14.2 million, or $0.28 per share, for the quarter ended March 31, 2016. Net investment income for the quarter ended June 30, 2016 was $15.9 million, or $0.31 per share, as compared to $16.9 million, or $0.33 per share, for the quarter ended March 31, 2016. Excluding a $0.6 million accrual for the capital gain incentive fee under GAAP, net investment income for the quarter ended J une 30, 2016 was $16.4 million, or $0.32 1 per share, as compared to $16.4 million, or $0.32 1 per share, when excluding a $0.5 million reversal in the accrual for the capital gain incentive fee under GAAP for the quarter ended March 31, 2016. Net realized and unrealized gain on investments and secured borrowings of $2.4 million, or $0.04 per share, for the quarter e nde d June 30, 2016 was the result of a $5.4 million net realized loss and $7.8 million of net unrealized appreciation. New middle - market investment commitments totaled $156.0 million for the quarter ended June 30, 2016. Approximately 17% of the n ew investment commitments were senior secured loans, 81% were one stop loans, 2% were investments in equity securities and less than 1% were subordinated debt. Overall, total investments in portfolio companies at fair value increased by approximately 1.0%, or $16.8 million during the quarter ended June 30, 2016. Total investments in portfolio companies at fair value held by SLF dec rea sed by 2.9%, or $10.3 million, during the quarter ended June 30, 2016. 1. As a supplement to U.S. generally accepted accounting principles (“ GAAP ”) financial measures, the Company has provided this non - GAAP performance result. The Company believes that this non - GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Inv est ment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for t he period ended June 30, 2016 is $0 . However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive f ee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investmen t A dvisory Agreement. Although this non - GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non - GAAP financial measure should not be considered an alternative to GAAP. Refer to slide 3 for a reconciliation to the nearest GAAP measure, net investment income per share.

3 FINANCIAL HIGHLIGHTS Q3 2 016 Q2 2 016 Q1 2 016 Q4 2 015 Q3 2015 Earnings per share $ 0.35 $ 0.28 $ 0.40 $ 0.38 $ 0.36 Net investment income per share 0.31 0.33 0.29 0.30 0.30 Accrual for capital gain incentive fee per share 0.01 (0.01) 0.03 0.02 0.02 Net investment income before accrual for capital gain incentive fee per share 1 0.32 0.32 0.32 0.32 0.32 Net realized /unrealized gain (loss) per share 0.04 (0.05) 0.11 0.08 0.06 Net asset value per share 15.88 15.85 15.89 15.80 15.74 Distributions paid per share 0.32 0.32 0.32 0.32 0.32 Q3 2016 Q2 2016 Q1 2016 Q4 2015 Q3 2015 Investments in Portfolio Companies, at Fair Value (000s) $ 1,517,445 $ 1,494,683 $ 1,416,533 $ 1,430,848 $ 1,482,822 Investments in SLF, at Fair Value (000s) $ 111,064 $ 117,019 $ 111,929 $ 98,936 $ 87,865 Total Fair Value of Investments (000s) $ 1,628,509 $ 1,611,702 $ 1,528,462 $ 1,529,784 $ 1,570,687 Number of Portfolio Company Investments 2 185 176 169 164 157 Average Investment Size (000s) 2 $ 8,202 $ 8,493 $ 8,382 $ 8,725 $ 9,445 Fair Value as a

Percentage of Principal (Loans) 98.8% 98.6% 98.7% 98.5% 98.6% 1. As a supplement to GAAP financial measures, the Company has provided this non - GAAP performance result. The Company believes that this non - GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee which is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended June 30, 2016 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unreal ize d capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in c alc ulating the fee actually payable under the Investment Advisory Agreement. Although this non - GAAP financial measure is intended to enhance investors’ understandin g of the Company’s business and performance, this non - GAAP financial measure should not be considered an alternative to GAAP. 2. Excludes SLF.

PORTFOLIO HIGHLIGHTS – NEW ORIGINATIONS

Originations and Net Funds Growth

- New investment commitments totaled $156.0 million for the quarter ended June 30, 2016.
- Total investments at fair value increased by 1.0%, or $16.8 million, for the quarter ended June 30, 2016 from March 31, 2016. During the quarter ended June 30, 2016, SLF purchased $29.4 million of investments and unfunded commitments at fair value from GBDC.

Select Portfolio Funds Roll Data (in millions)	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
New Investment Commitments	$ 156.0	$ 155.7	$ 165.4	$ 199.4	$ 401.4
Exits and Sales of Investments[1]	139.4	76.5	171.4	237.6	233.6
Net Funds Growth[2]	16.8	83.2	(1.3)	(40.9)	147.6

Asset Mix of New Investments	Q3 2016	Q2 2016	Q1 2016	Q4 2015	Q3 2015
Senior Secured	17%	24%	21%	19%	13%
One Stop	81%	72%	69%	74%	78%
Second Lien	0%	0%	0%	0%	0%
Subordinated Debt	0%*	0%	0%	0%	0%
Investment in SLF	0%	3%	9%	6%	8%
Equity	2%	1%	1%	1%	1%

* Represents an amount less than 0.1%.

1. Includes full and partial payoffs and sales of $29.4 million to SLF.
2. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.

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5 $1,571 $1,530 $1,528 $1,612 $1,629 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 6% 4% <1% PORTFOLIO HIGHLIGHTS ― PORTFOLIO DIVERSITY AS OF JUNE 30, 2016 11% 18% 16% 10% 9% 8% 4% 4% 3% 3% 3% 7% 15% Healthcare, Education and Childcare – 18% Diversified/Conglomerate Service – 16% Beverage, Food and Tobacco – 10% Electronics – 9% Retail Stores – 8% Diversified/Conglomerate Manufacturing – 4% Aerospace and Defense – 4% Personal, Food and Miscellaneous Services – 3% Leisure, Amusement, Motion Pictures, Entertainment – 3% Personal and Non Durable Consumer Products – 3% Senior Loan Fund – 7% Other – 15% 99.6% Interest Rate on Loans 2 Fixed – 0.4% 1. Excludes investment in SLF. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and exclu des equity investments . Diversity by Investment Size Top 10 Investments 20% Top 25 Investments 40% Remaining 160 Investments 53% SLF 7% INVESTMENT PORTFOLIO $1,517MM 1 // 185 INVESTMENTS 1 – AVERAGE SIZE $8.2MM Historical Investment Portfolio ($mm) Industry Diversity of Investments Floating 74% 74% 74% 75% 76% 14% 13% 12% 11% 3% 6% 4% <1% 3% 7% 4% <1% 3% 7% 4% <1% 2% 7% 4% <1% 2%

6 8.4% 8.8% 8.2% 8.0% 8.2% 7.6% 8.0% 7.6% 7.6% 7.6% 3.2% 3.2% 3.3% 3.3% 3.3% 5.2% 5.6% 4.9% 4.7% 4.9% 0.3% 0.3% 0.6% 0.6% 0.7% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Investment income yield Income yield Weighted average cost of debt Weighted average net investment spread 3-Month London Interbank Offered Rate ("LIBOR") 5 7 6 4 PORTFOLIO HIGHLIGHTS – SPREAD ANALYSIS 1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loa ns, the contractual rate is calculated using current LIBOR, the spread over LIBOR and the impact of any LIBOR floor. For fixe d r ate loans, the contract rate is the stated fixed rate. 2. Excludes the subordinated note investment in SLF . 3. Excludes exits on investments on non - accrual status. 4. Investment income yield is calculated as (a) the actual amount earned on earning investments , including the subordinated note investment in SLF, including interest and fee income and amortization of capitalized fees and discounts, divided by (b ) the daily average of total earning investments at fair value. 5. Income yield is calculated as (a) the actual amount earned on earning investments, including the subordinated note investment in SLF, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b ) the daily average of total earning investments at fair value. 6. The weighted average cost of debt is calculated as (a) the actual amount incurred on debt obligations divided by (b) the daily average of total debt obligations. 7. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt . Portfolio Rotation – Debt Investments Q3 2 016 Q2 2 016 Q1 2 016 Q4 2 015 Q3 2 015 Weighted average interest rate of new investments 1,2 7.2% 7.2% 6.7% 6.8% 6.8% Weighted average interest rate on investments that were sold or paid - off 3 6.8% 7.0% 7.3% 6.9% 6.8% Weighted average spread over LIBOR of new floating rate investments 2 6.2% 6.1% 5.7% 5.8% 5.8% Weighted average interest rate of new fixed rate investments 10.6% N/A N/A N/A N/A Weighted average fees on new investments 2.1% 1.8% 1.5% 1.5% 1.4%

7 PORTFOLIO HIGHLIGHTS – CREDIT QUALITY Credit Quality – Investment Portfolio Fundamental credit quality at June 30, 2016 remains strong with non - accrual investments as a percentage of total investments at cost and fair value of 0.3% and 0.1%, respectively. These percentages improved from March 31, 2016 primarily due to the sale of Avatar International in May 2016. During the quarter ended June 30, 2016, we put one additional loan on non - accrual status. Over 90.0% of the investments in our portfolio continue to have an Internal Performance Rating 1 of 4 or higher as of June 30, 2016. Non - Accrual – Debt Investments Q3 2 016 Q2 2 016 Q1 2 016 Q4 2 015 Q3 2 015 Non - accrual investments at amortized cost (000s) $ 5,278 $ 13,104 $ 13,104 $ 17,078 $ 8,019 Non - accrual investments / Total investments at amortized cost 0.3% 0.8% 0.9% 1.1% 0.5% Non - accrual investments at fair value (000s) $ 1,326 $ 4,282 $ 6,828 $ 6,487 $ 3,204 Non - accrual investments / Total investments at fair value 0.1% 0.3% 0.5% 0.4% 0.2% 1. Please see Internal Performance Ratings definitions on the following page .

8 PORTFOLIO HIGHLIGHTS – PORTFOLIO RATINGS Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is p erforming substantially below expectations and the loan’s risk has substantially increased since origination June 30, 2016 March 31, 2016 December 31, 2015 Internal Performance Rating Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) % of Total Portfolio 5 $ 93,519 5.7% $ 109,610 6.8% $ 79,344 5.2% 4 $ 1,374,463 84.4% $ 1,370,545 85.0% $ 1,342,163 87.8% 3 $ 158,788 9.8% $ 126,689 7.9% $ 89,819 5.9% 2 $ 1,739 0.1% $ 1,746 0.1% $ 17,136 1.1% 1 $ - 0.0% $ 3,112 0.2% $ - 0.0% Total $ 1,628,509 1 00.0% $ 1,611,702 1 00.0% $ 1,528,462 1 00.0% Strong Portfolio Risk Ratings Internal Performance Ratings Definition

QUARTERLY STATEMENTS OF FINANCIAL CONDITION

(Dollar amounts in thousands, except per share data)	As of June 30, 2016 (unaudited)	March 31, 2016 (unaudited)	December 31, 2015 (unaudited)	September 30, 2015 (audited)	June 30, 2015 (unaudited)
Assets					
Investments, at fair value	$ 1,628,509	$ 1,611,702	$ 1,528,462	$ 1,529,784	$ 1,570,687
Cash and cash equivalents	3,167	5,335	6,871	5,468	6,487
Restricted cash and cash equivalents	58,727	36,863	94,199	92,016	50,200
Other assets	6,293	11,115	11,315	6,158	18,432
Total Assets	$ 1,696,696	$ 1,665,015	$ 1,640,847	$ 1,633,426	$ 1,645,806
Liabilities					
Debt	$ 862,050	$ 840,050	$ 809,050	$ 813,250	$ 823,100
Unamortized debt issuance costs[1]	(6,051)	(6,454)	(6,448)	(7,624)	-
Secured borrowings, at fair value	326	334	346	355	363
Interest payable	5,300	3,136	4,872	2,722	4,602
Management and incentive fee payable	11,335	9,590	9,566	11,754	8,682
Other liabilities	3,755	2,109	7,101	2,099	2,015
Total Liabilities	876,715	848,765	824,487	822,556	838,762
Total Net Assets	819,981	816,250	816,360	810,870	807,044
Total Liabilities and Net Assets[1]	$ 1,696,696	$ 1,665,015	$ 1,640,847	$ 1,633,426	$ 1,645,806
Net Asset Value per Share	$ 15.88	$ 15.85	$ 15.89	$ 15.80	$ 15.74
GAAP leverage	1.06x	1.03x	1.00x	1.01x	1.03x
Regulatory leverage[2]	0.74x	0.75x	0.72x	0.73x	0.75x
Asset coverage[2]	234.5%	233.5%	239.2%	237.3%	233.5%

1. On October 1, 2015, we adopted Accounting Standards Update ("ASU") 2015-03 which requires that debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the carrying amount of the debt liability rather than as an asset. Adoption of ASU 2015-03 requires the changes to be applied retrospectively.
2. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of our SBICs.

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10 QUARTERLY OPERATING RESULTS For the three months ended ( Dollar amounts in thousands , except share and per share data) June 30, 2016 (unaudited) March 31, 2016 (unaudited) December 31, 2015 (unaudited) September 30, 2015 (unaudited) June 30, 2015 (unaudited) Investment Income Interest income $ 30,867 $ 29,110 $ 29,193 $ 31,495 $ 29,838 Dividend income 1,179 1,178 1,007 675 492 Fee income 60 474 300 1,382 80 Total Investment Income 32,106 30,762 30,500 33,522 30,410 Expenses Interest and other debt financing expenses 7,019 6,833 6,731 6,657 6,142 Base management fee 5,567 5,405 5,314 5,428 5,226 Incentive fee 2,311 180 1,771 4,514 2,383 Other operating expenses 1,324 1,445 1,383 1,472 1,454 Total Expenses 16,221 13,863 15,199 18,071 15,205 Excise tax --- 31 302 - - Net Investment Income after excise tax 15,885 16,868 14,999 15,481 15,205 Net Gain (Loss) on Investments and Secured Borrowings Net realized gain (loss) on investments (5,416) 178 4,978 4,851 (1,746) Net unrealized appreciation (depreciation) on investments and secured borrowings 7,820 (2,869) 662 (862) 4,829 Net gain (loss) on investments and secured borrowings 2,404 (2,691) 5,640 3,989 3,083 Net Increase in Net Assets Resulting from Operations $ 18,289 $ 14,177 $ 20,639 $ 19,470 $ 18,288 Per Share Earnings P er Share $ 0.35 $ 0.28 $ 0.40 $ 0.38 $ 0.36 Net Investment Income Per Share $ 0.31 $ 0.33 $ 0.29 $ 0.30 $ 0.30 Distributions Paid $ 0.32 $ 0.32 $ 0.32 $ 0.32 $ 0.32 Weighted average common shares outstanding 51,513,685 51,382,676 51,302,788 51,260,320 50,491,035 Common shares outstanding at end of period 51,623,325 51,511,221 51,379,787 51,300,193 51,259,434

11 9.2% 9.5% 10.1% 7.0% 9.0% 8.0% 8.0% 8.0% 8.0% 8.0% 7.7% 7.6% 7.3% 8.3% 7.8% 6% 8% 10% 12% Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Net Income NII before accrual for capital gain incentive fee NII $14.58 $14.60 $14.66 $14.80 $15.12 $15.21 $15.23 $15.41 $15.44 $15.55 $15.55 $15.61 $15.74 $15.80 $15.89 $15.85 $15.88 $14.00 $14.25 $14.50 $14.75 $15.00 $15.25 $15.50 $15.75 $16.00 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 FINANCIAL PERFORMANCE HIGHLIGHTS Quarterly EPS Composition Annualized Return on Average Equity 2,3 GBDC Quarterly NAV per Common Share Since FY 2012 Q3 1. As a supplement to GAAP financial measures, the Company has provided this non - GAAP performance result. The Company believes that this non - GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee whi ch is not contractually payable under the terms of the Investment Advisory Agreement. The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended June 30, 2016 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive f ee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permi tte d to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non - GAAP finan cial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non - GAAP financial measure should not be considered an alternative to GAAP . The NII before accrual for capital gain incentive fee annualized return on average equity is calculated as (a) the net inve stm ent income before the reduction for the accrual for capital gain incentive fee for the period presented divided by (b) the Company’s net assets before taking into account any incentive fees payable . 2. The net investment income (“NII”) annualized return on average equity is calculated as (a) the NII for the period presented divided by (b) the daily average of total net assets. 3. The net income annualized return on average equity is calculated as (a) the net increase in assets resulting from operations for the period presented divided by (b) the daily average of total net assets . 1 $0.32 $0.32 $0.32 $0.32 $0.32 $0.36 $0.38 $0.40 $0.28 $0.35 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 NII before accrual for capital gain incentive fee EPS 1

PORTFOLIO HIGHLIGHTS – SENIOR LOAN FUND LLC

- The annualized quarterly return for the quarter ended June 30, 2016 was 12.6%.
- Total investments at fair value for the quarter ended June 30, 2016 were $350.6 million, a decrease of 2.9%, or $10.3 million, from March 31, 2016. SLF purchased $29.4 million of investments and unfunded commitments from GBDC at fair value which was offset by $37.1 million of payoffs. Due to the decline in investments, SLF made return of capital distributions to its members totaling $7.7 million during the quarter ended June 30, 2016.
- Subject to leverage and borrowing base restrictions, as of June 30, 2016, SLF had approximately $68.5 million of remaining commitments and $5.6 million of availability on its revolving credit facility.

(Dollar amounts in thousands)

	As of			
Balance Sheet	**June 30, 2016 (unaudited)**	**March 31, 2016 (unaudited)**	**December 31, 2015 (unaudited)**	**September 30, 2015 (audited)**
Total investments, at fair value	$ 350,565	$ 360,900	$ 354,468	$ 317,623
Cash and other assets	7,178	22,973	18,158	5,772
Total assets	$ 357,743	$ 383,873	$ 372,626	$ 323,395
Senior credit facility	$ 231,550	$ 246,400	$ 241,100	$ 212,300
Unamortized debt issuance costs[1]	(1,336)	(1,719)	(2,102)	(2,464)
Other liabilities	599	5,456	5,710	489
Total liabilities	230,813	250,137	244,708	210,325
Subordinated debt and members' equity	126,930	133,736	127,918	113,070
Total liabilities and members' equity	$ 357,743	$ 383,873	$ 372,626	$ 323,395
Senior leverage	1.82x	1.84x	1.88x	1.88x

(Dollar amounts in thousands)

	For the three months ended			
GBDC Return on Investments in SLF	**June 30, 2016 (unaudited)**	**March 31, 2016 (unaudited)**	**December 31, 2015 (unaudited)**	**September 30, 2015 (unaudited)**
Total income (loss)	$ 3,685	$ 3,049	$ (110)	$ 1,119
Annualized total return[2]	12.6%	10.8%	(0.4)%	4.8%

1. On October 1, 2015, SLF adopted ASU 2015-03 which requires that debt issuance costs related to a recognized debt liability to be presented on the balance sheet as a direct deduction from the carrying amount of the debt liability rather than as an asset. Adoption of ASU 2015-03 requires the changes to be applied retrospectively.
2. GBDC's annualized total return is calculated by dividing total income (loss) earned on GBDC's investments in SLF subordinated notes and SLF LLC equity interests by the combined daily average of its investments in (1) the principal of the SLF subordinated notes and (2) the net asset value of the SLF LLC equity interests. Annualized total return excludes the impact of management fees and incentive fees that may be charged by GC Advisors based on GBDC's investments in SLF and the income from such investments.

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13 LIQUIDITY AND INVESTMENT CAPACITY Cash and Cash Equivalents Unrestricted cash and cash equivalents totaled $3.2 million as of June 30, 2016. Restricted cash and cash equivalents totaled $58.7 million as of June 30, 2016. Restricted cash is held in our securitizatio n v ehicles, SBIC subsidiaries and our revolving credit facility subsidiary and is reserved for quarterly interest payments and is also available for new investments that qualify for acquisition by these enti tie s. Debt Facilities - Availability Revolving Credit Facility - As of June 30, 2016, subject to leverage and borrowing base restrictions, we had approximately $53.9 million of remaining commitments and $6.3 million of availability on our $200.0 million revolving credit facility with Wells Fargo. SBIC Debentures – As of June 30, 2016, we had $45.0 million of additional debentures available through our SBIC subsidiaries, su bject to customary SBA regulatory requirements. On June 22, 2016, GBDC entered into a $20.0 million unsecured revolving credit facility with GC Advisors and had $20.0 millio n o f remaining commitments available as of June 30, 2016. Private Placement On July 18, 2016, GBDC entered into a Securities Purchase Agreement for the sale of 1,433,486 shares of GBDC common stock to a third party institutional investor at a price per share of $17.44. Proceeds in cash of $ 25.0 million were received and the private placement closed on July 21, 2016.

DEBT FACILITIES

2010 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A Notes	Aaa/AAA	$203.0	3 Month LIBOR + 1.74%	July 20, 2023	July 20, 2017
Class B Notes	Aa/AA	$12.0	3 Month LIBOR + 2.40%	July 20, 2023	July 20, 2017
Total Notes Issued[1]		**$215.0**			

2014 Debt Securitization

Tranche	Rating (M/S)	Par Amount ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Class A-1 Notes	Aaa/AAA	$191.0	3 Month LIBOR + 1.75%	April 25, 2026	April 28, 2018
Class A-2 Notes	Aaa/AAA	$20.0	3 Month LIBOR + 1.95%	April 25, 2026	April 28, 2018
Class B Notes	Aa2/AA	$35.0	3 Month LIBOR + 2.50%	April 25, 2026	April 28, 2018
Total Notes Issued[2]		**$246.0**			

Debt Facilities

Issuer	Amount Outstanding ($mm)	Maximum Commitment ($mm)	Interest Rate	Stated Maturity	Reinvestment Period
Wells Fargo Revolving Credit Facility	$146.1	$200.0	1 Month LIBOR + 2.25%	July 30, 2020	July 29, 2017
SBIC IV	$150.0	$150.0	3.7%[3]	10-year maturity after drawn	June 6, 2017
SBIC V	$105.0	$150.0	3.7%[3]	10-year maturity after drawn	May 27, 2019
GC Advisors Revolving Credit Facility	$0.0	$20.0	Applicable Federal Rate	June 22, 2019	N/A

1. The Subordinated Notes issued in the 2010 Debt Securitization, as amended in February 2013, totaling $135 million were retained by us.
2. The Class C Notes and LLC Equity Interests issued in the 2014 Debt Securitization, totaling $37.5 million and $119.1 million, respectively, were retained by us.
3. The SBA debentures have interest rates that are fixed at various pooling dates and have an average annualized rate of 3.7%.

GOLUB CAPITAL

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15 COMMON STOCK AND DISTRIBUTION INFORMATION Common Stock Data Distribution Data Date Declared Record Date Payment Date Amount Per Share Total Amount (in thousands) May 6, 2014 June 16, 2014 June 27, 2014 $0.32 $15,048 August 5, 2014 September 16, 2014 September 26, 2014 $0.32 $15,061 November 17, 2014 December 18, 2014 December 29, 2014 $0.32 $15,078 February 3, 2015 March 20, 2015 March 27, 2015 $0.32 $15,095 May 11, 2015 June 18, 2015 June 29, 2015 $0.32 $16,393 August 4, 2015 September 7, 2015 September 29, 2015 $0.32 $16,403 November 17, 2015 December 11, 2015 December 29, 2015 $0.32 $16,416 February 2, 2016 March 7 , 2016 March 30, 2016 $0.32 $16,442 May 3, 2016 June 6, 2016 June 29, 2016 $0.32 $16,484 August 3, 2016 September 5, 2016 September 29, 2016 $0.32 $16,978 Fiscal Year Ended September 30, 2 015 High Low End of Period First Quarter $18.15 $16.15 $17.93 Second Quarter $18.04 $17.05 $17.55 Third Quarter $17.90 $16.56 $16.56 Fourth Quarter $17.13 $15.90 $15.98 Fiscal Year Ended September 30, 2 016 First Quarter $17.47 $16.12 $16.63 Second Quarter $17.38 $15.23 $17.31 Third Quarter $18.08 $16.84 $18.07 1. Estimated based on 53,056,811 of shares outstanding on August 3, 2016, following our private placement of 1,433,486 shares on Ju ly 21, 2016. 1